Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS FOURTH QUARTER EARNINGS FROM
CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.81 PER SHARE AND
GAAP EARNINGS OF $0.55 PER SHARE

($ millions, except per-share amounts)	Q4 2008	Q4 2007	% Change	FY 2008	FY 2007	% Change
Revenue	$5,284	$4,952	7%	$20,199	$18,477	9%
Income (Loss) from Continuing Operations	$264	$209	26%	$1,095	$(2,524)	N/A
Diluted EPS from Continuing Operations	$0.55	$0.42	31%	$2.25	$(5.10)	N/A
Special Items	$(0.26)	$(0.15)		$(0.81)	$(6.99)
Income from Continuing Ops Before Special Items	$387	$284	36%	$1,493	$948	57%
Diluted EPS from Continuing Ops Before Special Items	$0.81	$0.57	42%	$3.06	$1.89	62%

•                  Revenue increased 7% with organic revenue growth of 4%

•                  Company achieved operating margin of 8.1% and operating margin before special items of 11.0%

•                  Company had strong cash flow quarter

•                  Quarterly dividend increased 33% during the quarter to $0.20 per share

•                  Company’s long-term debt rating improved to BBB+

PEMBROKE, Bermuda — November 11, 2008 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported $0.55 in diluted earnings per share (EPS) from continuing operations for the fiscal fourth quarter of 2008 and diluted EPS from continuing operations before special items of $0.81.  Diluted EPS from continuing operations was negatively impacted by special items which totaled $0.26 per share, primarily for restructuring activities.  Diluted EPS from continuing operations before special items increased 42% compared to the fourth quarter of 2007.

Revenue in the quarter increased 7% to $5.3 billion, with organic revenue growth of 4%.  The company’s operating margin was 8.1% and the operating margin before special items was 11.0%.  For the full year, revenue increased 9% to $20.2 billion, with organic revenue growth of 5%.  The company’s operating margin for the full year was 9.6% and the operating margin before special items was 11.0%.

Cash from operating activities was $1.0 billion in the quarter.  The company had free cash flow of $759 million which was negatively impacted by $62 million primarily for restructuring activities.

Tyco Chairman and Chief Executive Officer Ed Breen said, “We delivered solid results in the fourth quarter and for the full year, with good revenue growth and operating income improvement.  We continued to make progress on our key initiatives to improve our operations, refine our portfolio and carefully allocate our capital.  While we always take a disciplined approach to managing our businesses, this is an area of intense focus in this period of economic uncertainty. Our strong balance sheet and cash flow provide us with flexibility to strengthen our businesses through internal investments and bolt-on acquisitions.”

Organic revenue growth, free cash flow, operating income before special items, operating margin before special items, income from continuing operations before special items and diluted EPS from continuing operations before special items are all non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s Website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal fourth quarter of 2007 unless otherwise indicated.

ADT Worldwide

	Q4 2008	Q4 2007	% Change	FY2008	FY2007	% Change
Revenue	$2,052	$1,989	3%	$8,017	$7,648	5%
Operating Income	$200	$241	(17)%	$910	$842	8%
Operating Margin	9.7%	12.1%		11.4%	11.0%
Special Items	$(48)	$(16)		$(97)	$(129)
Operating Income Before Special Items	$248	$257	(4)%	$1,007	$971	4%
Operating Margin Before Special Items	12.1%	12.9%		12.6%	12.7%

Revenue increased 3% in the quarter with organic revenue growth of 0.5%.  Recurring revenue grew 5% organically and improved across all regions. Systems installation and service revenue declined 3.5% organically due to weakness in North America and Europe, mostly as a result of lower sales to the retailer end market in North America and Europe and softness in the U.K. commercial market.  This was partially offset by continued strong growth in the rest of the world.

Operating income was $200 million in the quarter and the operating margin was 9.7%. Special items consisted of $48 million of restructuring charges. Operating income before special items was $248 million and the operating margin before special items was 12.1% which was negatively impacted by 70 basis points primarily for legal matters and by approximately 40 basis points related to the acquisition of First Service Security.

For the full year, revenue increased 5% to $8 billion with organic revenue growth of 2%.  Operating income was $910 million and the operating margin was 11.4%.  Operating income before special items increased 4% to more than $1 billion and the operating margin before special items was 12.6%, which was adversely impacted by approximately 50 basis points related to the analog-to-digital conversion.

Flow Control

	Q4 2008	Q4 2007	% Change	FY2008	FY2007	% Change
Revenue	$1,188	$1,071	11%	$4,418	$3,766	17%
Operating Income	$152	$123	24%	$618	$457	35%
Operating Margin	12.8%	11.5%		14.0%	12.1%
Special Items	$(9)	$(12)		$(14)	$(29)
Operating Income Before Special Items	$161	$135	19%	$632	$486	30%
Operating Margin Before Special Items	13.6%	12.6%		14.3%	12.9%

Revenue increased 11% in the quarter with organic revenue growth of 6.5% led by continued growth in the Valves business, which grew 15% organically.  This was offset by a 6% organic revenue decline in the Water business primarily due to reduced water pipeline project activity in Australia.

Operating income was $152 million in the quarter and the operating margin was 12.8%.  Operating income before special items increased 19% to $161 million and the operating margin before special items improved by 100 basis points to 13.6%.  The increase in the operating income and margin before special items was led by the Valves and Thermal Controls businesses.

For the full year, revenue increased 17% to $4.4 billion with organic revenue growth of 9%.  Operating income was $618 million and the operating margin was 14.0%.  Operating income before special items increased 30% to $632 million and the operating margin before special items improved by 140 basis points to 14.3% due to higher revenue and productivity improvements.

Fire Protection Services

	Q4 2008	Q4 2007	% Change	FY2008	FY2007	% Change
Revenue	$944	$911	4%	$3,553	$3,366	6%
Operating Income	$74	$80	(8)%	$321	$258	24%
Operating Margin	7.8%	8.8%		9.0%	7.7%
Special Items	$(30)	$(8)		$(31)	$(23)
Operating Income Before Special Items	$104	$88	18%	$352	$281	25%
Operating Margin Before Special Items	11.0%	9.7%		9.9%	8.3%

Revenue increased 4% in the quarter with organic revenue growth of 2%.  The North America SimplexGrinnell business grew 7% organically due to higher levels of service and installation activities.  The international fire businesses declined due to the planned exit of certain non-core fire activities.

Operating income was $74 million in the quarter and the operating margin was 7.8%.  Special items of $30 million consisted primarily of restructuring charges in Europe.  Operating income before special items increased 18% to $104 million and the operating margin before special items increased 130 basis points to 11.0%, with improvements in the SimplexGrinnell as well as our international businesses.

For the full year, revenue increased 6% to $3.6 billion with organic revenue growth of 2%.  Operating income was $321 million and the operating margin was 9%. Operating income before special items increased 25% to $352 million and the operating margin before special items improved 160 basis points to 9.9%.

Electrical and Metal Products

	Q4 2008	Q4 2007	% Change	FY2008	FY2007	% Change
Revenue	$591	$533	11%	$2,272	$1,974	15%
Operating Income	$88	$45	96%	$342	$159	115%
Operating Margin	14.9%	8.4%		15.1%	8.1%
Special Items	$(31)	$(7)		$(43)	$(7)
Operating Income Before Special Items	$119	$52	129%	$385	$166	132%
Operating Margin Before Special Items	20.1%	9.8%		16.9%	8.4%

Revenue increased 11% in the quarter with organic revenue growth of 9%.  The increase in revenue was driven by better pricing for steel tubular and copper products partially offset by lower volume.

Operating income was $88 million in the quarter and the operating margin was 14.9%. Special items consisted of $31 million of restructuring charges. Operating income before special items of $119 million improved primarily due to better metal spreads and continuing productivity improvements.

For the full year, revenue increased 15% to $2.3 billion with organic revenue growth of 13%. Operating income was $342 million and the operating margin was 15.1%.  Operating income before special items more than doubled to $385 million. The operating margin before special items was 16.9%.

Safety Products

	Q4 2008	Q4 2007	% Change	FY2008	FY2007	% Change
Revenue	$507	$447	13%	$1,934	$1,719	13%
Operating Income	$65	$65	0%	$284	$274	4%
Operating Margin	12.8%	14.5%		14.7%	15.9%
Special Items	$(34)	$(19)		$(73)	$(39)
Operating Income Before Special Items	$99	$84	18%	$357	$313	14%
Operating Margin Before Special Items	19.5%	18.8%		18.5%	18.2%

Revenue increased 13% in the quarter with organic revenue growth of 11% led by the fire suppression and life safety businesses.

Operating income was $65 million in the quarter and the operating margin was 12.8%.  Special items consisted of $34 million of restructuring charges. Operating income before special items increased 18% to $99 million and the operating margin before special items improved 70 basis points to 19.5% due to higher revenue and productivity while investments in R&D and sales and marketing increased.

For the full year, revenue increased 13% to $1.9 billion with organic revenue growth of 8%.    Operating income was $284 million and the operating margin was 14.7%.  Special items for the full year consisted of $73 million of restructuring charges. Operating income before special items was $357 million and the operating margin before special items was 18.5%.

OTHER ITEMS

•                  Corporate and Other expense in the quarter was $150 million, including $2 million of income from special items. Corporate expense was negatively impacted by certain foreign exchange transactions.

•                  Restructuring charges of $111 million in the fourth quarter were incurred as part of the company’s previously-announced restructuring program.

•                  The GAAP tax rate for the quarter was 24.7% and was favorably impacted by 50 basis points for tax benefits related to special items.  The GAAP tax rate for the full year was 23.4% and was favorably impacted by 1.2 percentage points of tax benefits related to special items.

•                  Since announcing a new $1 billion share repurchase program in July, the company repurchased 2.5 million shares for $100 million.

•                  In September, the company announced a 33% increase in its fourth quarter dividend from $0.15 to $0.20.

•                  During September, Standard & Poors and Fitch Ratings each raised their long-term debt rating on Tyco to BBB+ from BBB.

•                  Tyco continues to make progress in its portfolio refinement activities including last month’s acquisition of Vue Technology, Inc., a leading provider of radio frequency identification (RFID) technology for its Sensormatic business.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2008 revenue of more than $20 billion and has more than 110,000 employees worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter results and 2009 outlook during a conference call and webcast for investors today beginning at 8:30 am ET.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s Website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the

United States is (888) 455-5685. The telephone dial-in number for participants outside the United States is (773) 799-3896. The passcode for the call is TYCO.

•                  An audio replay of the conference call will be available beginning at 11:00 a.m. on November 11, 2008 and ending at 10:59 p.m. on November 18, 2008. The dial-in number for participants in the United States is (866) 465-1306. For participants outside the United States, the replay dial-in number is (203) 369-1423.

NON-GAAP MEASURES

“Organic revenue growth,” “free cash flow” (FCF), “operating income before special items”, “earnings per share (EPS) from continuing operations before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a significant component in the company’s incentive compensation plans. The difference reflects the impact from:

• the sale of accounts receivable programs,

• net capital expenditures,

• accounts purchased from ADT dealer network,

• cash paid for purchase accounting and holdback liabilities, and

• voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions are added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its operating income from continuing operations, operating income and operating margin before special items and EPS from continuing operations before special items, and forecast its EPS from continuing operations before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income from continuing operations, EPS and operating income and margin, in each case before special items to assess overall operating performance, segment level core operating performance and to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as significant components in the company’s incentive compensation plans. Operating income, operating margin, income from continuing operations before special items and EPS before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. EPS before special items does not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The difference between income from continuing operations before special items and operating income and margin before special items versus income from continuing operations, operating income and operating margin (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings and other income or charges that may mask the underlying operating results and/or business trends. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income from continuing operations, EPS and operating income and margin. This limitation is best addressed by using operating income and operating margin before special items in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company presents its EPS forecast before special items to give investors a perspective on the underlying business results. Because the company often cannot predict the amount and timing of unusual or special items and associated charges or gains that may be recorded in the company’s financial statements, it does not present forecasts that include the impact of those items. See the accompanying tables to this press release for the reconciliation presenting the components of operating income before special items.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the company’s future financial condition and operating results, as well as its portfolio refinement activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2008.

# # #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
Net revenue	$5,284	$4,952	$20,199	$18,477
Cost of sales	3,417	3,274	13,123	12,217
Selling, general and administrative expenses	1,301	1,218	4,906	4,776
Class action settlement, net	(3)	(13)	(10)	2,862
Separation costs	—	20	4	105
Goodwill Impairment	9	—	9	46
Restructuring, asset impairment and divestiture charges, net	131	56	226	203
Operating income (loss)	429	397	1,941	(1,732)
Interest income	11	50	110	104
Interest expense	(73)	(105)	(396)	(313)
Other expense, net	(19)	2	(224)	(255)
Income (loss) from continuing operations before income taxes and minority interest	348	344	1,431	(2,196)
Income taxes	(86)	(134)	(335)	(324)
Minority interest	2	(1)	(1)	(4)
Income (loss) from continuing operations	264	209	1,095	(2,524)
Income (loss) from discontinued operations, net of income taxes	170	(28)	458	782
Net income (loss)	$434	$181	$1,553	$(1,742)

Basic earnings per common share:
Income (loss) from continuing operations	$0.56	$0.42	$2.26	$(5.10)
Income (loss) from discontinued operations	0.35	(0.06)	0.95	1.58
Net income (loss)	$0.91	$0.36	$3.21	$(3.52)
Diluted earnings per common share:
Income (loss) from continuing operations	$0.55	$0.42	$2.25	$(5.10)
Income (loss) from discontinued operations	0.36	(0.06)	0.94	1.58
Net income (loss)	$0.91	$0.36	$3.19	$(3.52)

Weighted-average number of shares outstanding:
Basic	475	496	484	495
Diluted	478	500	488	495

NOTE:   These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2008.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Twelve Months Ended
	September 26,		September 28,		September 26,		September 28,
	2008		2007		2008		2007
NET REVENUE
ADT Worldwide	$2,052		$1,989		$8,017		$7,648
Flow Control	1,188		1,071		4,418		3,766
Fire Protection Services	944		911		3,553		3,366
Electrical and Metal Products	591		533		2,272		1,974
Safety Products	507		447		1,934		1,719
Corporate and Other	2		1		5		4
Total Net Revenue	$5,284		$4,952		$20,199		$18,477

OPERATING INCOME AND MARGIN
ADT Worldwide	$200	9.7%	$241	12.1%	$910	11.4%	$842	11.0%
Flow Control	152	12.8%	123	11.5%	618	14.0%	457	12.1%
Fire Protection Services	74	7.8%	80	8.8%	321	9.0%	258	7.7%
Electrical and Metal Products	88	14.9%	45	8.4%	342	15.1%	159	8.1%
Safety Products	65	12.8%	65	14.5%	284	14.7%	274	15.9%
Corporate and Other	(150)	N/M	(157)	N/M	(534)	N/M	(3,722)	N/M
Operating Income (Loss) and Margin	$429	8.1%	$397	8.0%	$1,941	9.6%	$(1,732)	-9.4%

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 26,	September 28,
	2008	2007
Current Assets:
Cash and cash equivalents	$1,519	$1,894
Accounts receivable, net	2,987	2,900
Inventories	1,865	1,783
Class action settlement escrow	—	2,992
Other current assets	1,257	1,157
Deferred income taxes	529	458
Assets held for sale	384	1,385
Total current assets	8,541	12,569

Property, plant and equipment, net	3,503	3,526
Goodwill	11,498	11,499
Intangible assets, net	2,655	2,653
Other assets	2,607	2,568
Total Assets	$28,804	$32,815

Current Liabilities:
Short-term debt and current maturities of long-term debt	$555	$380
Accounts payable	1,611	1,637
Class action settlement liability	—	2,992
Accrued and other current liabilities	2,756	2,869
Deferred revenue	607	583
Liabilities held for sale	128	662
Total current liabilities	5,657	9,123

Long-term debt	3,709	4,082
Other liabilities	3,930	3,919
Total Liabilities	13,296	17,124

Minority interest	14	67

Shareholders’ equity	15,494	15,624

Total Liabilities and Shareholders’ Equity	$28,804	$32,815

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2008.

1

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$434	$181	$1,553	$(1,742)
(Income) loss from discontinued operations	(170)	28	(458)	(782)

Income from continuing operations	264	209	1,095	(2,524)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	300	281	1,154	1,148
Non-cash compensation expense	21	52	99	173
Deferred income taxes	21	58	(94)	(16)
Provision for losses on accounts receivable and inventory	36	32	135	94
Loss on the retirement of debt	—	—	258	259
Goodwill impairment	9	—	9	46
Other non-cash items	62	21	138	56
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	67	72	(176)	(136)
Inventories	35	103	(138)	(163)
Other current assets	2	52	11	154
Accounts payable	119	148	(16)	65
Accrued and other liabilities	205	147	(152)	(68)
Class action settlement liability	—	—	(3,020)	2,992
Income taxes, net	(87)	(20)	(95)	(250)
Other	(18)	(152)	(80)	(16)
Net cash provided by (used in) operating activities	1,036	1,003	(872)	1,814
Net cash provided by (used in) discontinued operating activities	7	8	(18)	2,498

Cash Flows from Investing Activities:
Capital expenditures	(189)	(195)	(734)	(666)
Proceeds from disposal of assets	14	9	28	23
Acquisition of businesses, net of cash acquired	(255)	(5)	(347)	(31)
Accounts purchased from ADT dealer network	(107)	(136)	(376)	(409)
Liquidation of rabbi trust investments	—	—	—	271
Class action settlement escrow	—	—	2,960	(2,960)
Other	17	(5)	32	32
Net cash (used in) provided by investing activities	(520)	(332)	1,563	(3,740)
Net cash provided by (used in) discontinued investing activities	415	(18)	894	(810)

Cash Flows from Financing Activities:
Net repayments of debt	(347)	(1)	(547)	(5,928)
Proceeds from exercise of share options	9	18	49	406
Dividends paid	(71)	—	(292)	(791)
Repurchase of common shares by subsidiary	(98)	(59)	(854)	(727)
Repurchase of common shares held in Treasury	(192)	—	(192)	—
Transfers from discontinued operations	422	(67)	880	8,585
Other	(4)	(9)	(72)	12
Net cash (used in) provided by financing activities	(281)	(118)	(1,028)	1,557
Net cash (used in) provided by discontinued financing activities	(422)	66	(876)	(950)

Effect of currency translation on cash	(58)	31	(38)	70
Effect of currency translation on cash of discontinued operations	—	—	—	33
Net increase (decrease) in cash and cash equivalents	177	640	(375)	472
Less: net increase in cash related to discontinued operations	—	(56)	—	(771)
Cash and cash equivalents at beginning of period	1,342	1,310	1,894	2,193

Cash and cash equivalents at end of period	$1,519	$1,894	$1,519	$1,894

Reconciliation to “Free Cash Flow”:
Net cash provided by (used in) operating activities	$1,036	$1,003	$(872)	$1,814
Decrease in sale of accounts receivable	2	1	14	7
Capital expenditures, net	(175)	(186)	(706)	(643)
Accounts purchased from ADT dealer network	(107)	(136)	(376)	(409)
Purchase accounting and holdback liabilities	—	(5)	(2)	(10)
Voluntary pension contributions	3	—	4	23
Free Cash Flow	$759	$677	$(1,938)	$782

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE GROWTH RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended September 26, 2008
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue Growth		Net Revenue for the Quarter Ended September 28, 2007
ADT Worldwide	$2,052	3.2%	$4	0.2%	$50	2.5%	$—	0.0%	$9	0.5%	$1,989
Flow Control	1,188	10.9%	44	4.1%	6	0.5%	(3)	-0.3%	70	6.5%	1,071
Fire Protection Services	944	3.6%	11	1.2%	—	0.0%	—	0.0%	22	2.4%	911
Electrical and Metal Products	591	10.9%	10	1.9%	1	0.2%	—	0.0%	47	8.8%	533
Safety Products	507	13.4%	9	2.0%	2	0.4%	—	0.0%	49	11.0%	447
Corporate and Other	2	100.0%	(1)	-100.0%	—	0.0%	—	0.0%	2	200.0%	1
Total Net Revenue	$5,284	6.7%	$77	1.6%	$59	1.2%	$(3)	-0.1%	$199	4.0%	$4,952

	Twelve Months Ended September 26, 2008
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue Growth		Net Revenue for the Twelve Months Ended September 28, 2007
ADT Worldwide	$8,017	4.8%	$213	2.8%	$49	0.6%	$(22)	-0.3%	$129	1.7%	$7,648
Flow Control	4,418	17.3%	314	8.3%	16	0.4%	(10)	-0.3%	332	8.8%	3,766
Fire Protection Services	3,553	5.6%	125	3.8%	—	0.0%	—	0.0%	62	1.8%	3,366
Electrical and Metal Products	2,272	15.1%	44	2.2%	1	0.1%	—	0.0%	253	12.8%	1,974
Safety Products	1,934	12.5%	76	4.4%	1	0.1%	—	0.0%	138	8.0%	1,719
Corporate and Other	5	25.0%	—	0.0%	—	0.0%	—	0.0%	1	25.0%	4
Total Net Revenue	$20,199	9.3%	$772	4.2%	$67	0.4%	$(32)	-0.2%	$915	5.0%	$18,477

NOTE:  Organic revenue growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

	Quarter Ended				Year Ended	Quarter Ended				Year Ended
	Dec. 29, 2006	March 30, 2007	June 29, 2007	Sept. 28, 2007	Sept. 28, 2007	Dec. 28, 2007	March 28, 2008	June 27, 2008	Sept. 26, 2008	Sept. 26, 2008

Diluted EPS from Continuing Operations	$0.31	$0.33	$(6.17)	$0.42	$(5.10)	$0.72	$0.56	$0.41	$0.55	$2.25

Restructuring charges in cost of sales and SG&A	—	0.00	0.00	0.01	0.01	0.01	0.01	0.01	0.02	0.04

Class action settlement, net	—	—	5.83	(0.02)	5.81	—	—	(0.01)	(0.01)	(0.02)

Separation costs	0.07	0.10	0.69	0.08	0.93	(0.08)	0.01	0.39	0.04	0.36

Losses on divestitures	—	0.00	0.00	—	(0.00)	—	—	0.00	—	0.00

Restructuring and asset impairment charges, net	0.10	0.02	0.07	0.07	0.26	0.02	0.06	0.06	0.19	0.33

Goodwill impairment	—	—	0.09	—	0.09	—	—	—	0.02	0.02

Tax items	—	(0.12)	—	—	(0.12)	0.04	0.00	—	—	0.04

Voluntary Replacement Program	—	—	—	0.01	0.01	—	—	—	—	—

Reserve Adjustment	—	—	—	—	—	—	(0.01)	—	—	(0.02)

Legacy Legal Settlement	—	—	—	—	—	—	0.04	0.02	—	0.06

Diluted EPS from Continuing Operations Before Special Items	$0.48	$0.33	$0.51	$0.57	$1.89	$0.71	$0.67	$0.88	$0.81	$3.06

Tyco International Ltd.

For the Quarter Ended September 26, 2008

(in millions, except per share data)

	ADT	Flow	Fire Protection	Electrical & Metal	Safety	Corporate
	Worldwide	Control	Services	Products	Products	and Other	Revenue

Revenue	$2,052	$1,188	$944	$591	$507	$2	$5,284

												Income	Diluted EPS
			Fire	Electrical				Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations
Operating Income	$200	$152	$74	$88	$65	$(150)	$429	$(62)	$(19)	$(86)	$2	$264	$0.55

Restructuring charges in cost of sales and SG&A	1	6	1	3	2		13			(5)		8	0.02

Class action settlement, net						(3)	(3)					(3)	(0.01)

Separation costs							—		17			17	0.04

Losses on divestitures							—					—	—

Restructuring and asset impairment charges, net	47	3	20	28	32	1	131			(39)		92	0.19

Goodwill impairment			9				9					9	0.02

Tax items							—					—	—

Voluntary Replacement Program							—					—	—

Reserve Adjustment							—					—	—

Legacy Legal Settlement							—					—	—

Operating Income Before Special Items	$248	$161	$104	$119	$99	$(152)	$579	$(62)	$(2)	$(130)	$2	$387	$0.81

								Diluted Shares Outstanding					478
								Diluted Shares Outstanding - Before Special Items					478

Tyco International Ltd.

For the Twelve Months Ended September 26, 2008

(in millions, except per share data)

			Fire	Electrical
	ADT	Flow	Protection	& Metal	Safety	Corporate
	Worldwide	Control	Services	Products	Products	and Other	Revenue

Revenue	$8,017	$4,418	$3,553	$2,272	$1,934	$5	$20,199

												Income	Diluted EPS
			Fire	Electrical				Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations
Operating Income	$910	$618	$321	$342	$284	$(534)	$1,941	$(286)	$(224)	$(335)	$(1)	$1,095	$2.25

Restructuring charges in cost of sales and SG&A	1	9		9	6	3	28			(6)		22	0.04

Class action settlement, net						(10)	(10)					(10)	(0.02)

Separation costs						5	5	47	225	(102)		175	0.36

Losses on divestitures						1	1					1	0.00

Restructuring and asset impairment charges, net	96	5	22	34	67	1	225			(65)		160	0.33

Goodwill impairment			9				9					9	0.02

Tax items							—			21		21	0.04

Voluntary Replacement Program							—					—	—

Reserve Adjustment						(9)	(9)					(9)	(0.02)

Legacy Legal Settlement						29	29					29	0.06

Operating Income Before Special Items	$1,007	$632	$352	$385	$357	$(514)	$2,219	$(239)	$1	$(487)	$(1)	$1,493	$3.06

								Diluted Shares Outstanding					488
								Diluted Shares Outstanding - Before Special Items					488